DESIGNATION AGREEMENT

THIS DESIGNATION AGREEMENT (this “Agreement”) is entered into as of June 30, 2009, by and among Hangson Limited, a British Virgin Islands company incorporated under the laws of the British Virgin Islands (“BVI Company”); Suoke Clean Energy (Tongchuan) Co., Ltd., a limited liability company organized under the laws of the People’s Republic of China (“PRC”) and a wholly foreign owned enterprise (“WFOE”); and Shaanxi Suo’ang Biological Science & Technology Co., Ltd, a company with joint stock limited liability organized under the laws of the PRC (“Biological Company”, and with BVI Company and WFOE are collectively referred to as the “Parties”). Certain shareholders of Biological Company who are signatories to that certain Proxy Agreement dated as of August 18, 2006 (the “Proxy Agreement”), including REN Baowen, chairman and shareholder of Biological Company, and Sino Clean Energy, Inc., a Nevada corporation, are each made a party to this Agreement for the sole purpose of acknowledging the Agreement.

WHEREAS, in connection with a certain Consulting Services Agreement dated as of August 18, 2006 (the “Consulting Agreement”), BVI Company entered into the Proxy Agreement with the Shareholders;

WHEREAS, BVI Company, WFOE and Biological Company have entered into an Amendment to Consulting Services Agreement dated as of even date herewith (the “Amendment”), whereby BVI Company has transferred the Agreement and assigned all of its rights and obligations thereunder to WFOE;

WHEREAS, in connection with the Amendment, BVI Company desires to assign to WFOE all of BVI Company’s rights under the Proxy Agreement, including the right to designate the person that the  Chairman and the Shareholders have agreed to entrust their respective voting rights as shareholders of Biological Company without any limitations, and WFOE desires assume such rights;

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual agreements herein contained and for other good and valuable consideration, the Parties agree as follows:

A.           DESIGNATION.

(1)           BVI Company hereby assigns all of its rights and obligations pursuant to the Proxy Agreement to WFOE, including without limitation, the right to designate the person that the Chairman and the Shareholders have agreed to entrust their respective voting rights as shareholders of Biological Company without any limitations, and WFOE hereby accepts such assignment.

(2)           Biological Company hereby agrees BVI Company assigns all of its rights and obligations pursuant to the Proxy Agreement to WFOE pursuant to Section of A (1) of this Agreement.

(3)            WFOE shall cooperate with BVI Company and Biological Company and take all actions necessary to replace BVI Company.

(4)           WFOE may not transfer this Agreement and its rights and obligations pursuant to the Proxy Agreement without the prior written consent of BVI Company.

B.           GENERAL PROVISIONS.

(1)           Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally, sent by overnight courier or mailed by registered or certified mail (postage prepaid and return receipt requested) to the party to whom the same is so delivered, sent or mailed at addresses as follows (or at such other address for a party as shall be specified by like notice):

If to BVI Company:

Hangson Limited
Address:	2nd Floor, Abbott Building, Road Town,
Tortola, British Virgin Islands.
Facsimile:
Attn:                     Chairman

If to WFOE:

Suoke Clean Energy (Tongchuan) Co., Ltd.
Address:	Dong Jia He Town, Yao Zhou District, Tongchuan City
Shaanxi Province, China
Facsimile:
Attn:                      Chairman

 (2)           Interpretation.  The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.  References to Sections and Articles refer to sections and articles of this Agreement unless otherwise stated.

(3)           Severability.  If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated and the Parties shall negotiate in good faith to modify this Agreement to preserve each party’s anticipated benefits under this Agreement.

(4)           Miscellaneous. This Agreement (together with all other documents and instruments referred to herein): (a) constitutes the entire agreement and supersedes all other prior agreements and undertakings, both written and oral, among the parties with respect to the subject matter hereof; (b) except as expressly set forth herein, is not intended to confer upon any other person any rights or remedies hereunder and (c) shall not be assigned by operation of law or otherwise, except as may be mutually agreed upon by the Parties.

(5)           Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the People’s Republic of China.

(6)           Counterparts and Facsimile Signatures.  This Agreement may be executed in two or more counterparts, which together shall constitute a single agreement.  This Agreement and any documents relating to it may be executed and transmitted to any other party by facsimile, which facsimile shall be deemed to be, and utilized in all respects as, an original, wet-inked manually executed document.

(7)           Amendment. This Agreement may be amended, modified or supplemented only by an instrument in writing executed by BVI Company and WFOE.

(8)           Parties In Interest.  Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective heirs, legal representatives, successors and assigns of the Parties.

(9)           Waiver.  No waiver by any party of any default or breach by another party of any representation, warranty, covenant or condition contained in this Agreement shall be deemed to be a waiver of any subsequent default or breach by such party of the same or any other representation, warranty, covenant or condition.  No act, delay, omission or course of dealing on the part of any party in exercising any right, power or remedy under this Agreement or at law or in equity shall operate as a waiver thereof or otherwise prejudice any of such party’s rights, powers and remedies.  All remedies, whether at law or in equity, shall be cumulative and the election of any one or more shall not constitute a waiver of the right to pursue other available remedies.

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SIGNATURE PAGE

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed by their legal representatives and duly authorized representatives on their behalf as of the date first set forth above.

BVI COMPANY:

Hangson Limited

By:
Name: REN Baowen
Title: Director

WFOE:

Suoke Clean Energy (Tongchuan) Co., Ltd.

By:
Name: REN, Baowen
Title: Chairman

Biological Company

Shaanxi Suo’ang Biological Science & Technology Co., Ltd.

By:
Name: REN, Baowen
Title: Chairman

ACKNOWLEDGED:

Sino Clean Energy, Inc.

By: ______________________
Name: REN Baowen
Title: Chief Executive Officer

Shaanxi Hanzhong Lan Chao Clothes Group Co., Ltd

By____________

_______________
REN Baowen

_______________
ZHANG Wenjie

_______________
 YAO Leping

_______________
 YANG Feng

_______________
 YAO Yongsheng

_______________
 QU Fuxiu

_______________
 LEI Yuan

_______________
 YONG Shanqing

_____________
 REN Wenxia

______________
 ZHEN Ling

______________
 WANG Li

_______________
YANG Yuejun